Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Telecommunications Trust:

We consent to the use of our report dated February 12, 1997 with respect to the Smith Barney Telecommunications Income Fund of Smith Barney
Telecommunications Trust, incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.








	KPMG Peat Marwick LLP

New York, New York
April 25, 1997